Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Post-Effective Amendment No. 1 to Form S-3 of Silvergate Capital Corporation of our report dated March 8, 2021 relating to the consolidated financial statements, appearing in the Annual Report on Form 10-K of Silvergate Capital Corporation for the year ended December 31, 2020, and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP

Costa Mesa, California

July 28, 2021